UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2008

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Lyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10875	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

103 Foulk Road, Suite 205Q
Wilmington, DE	19803
(Address of principal	(Zip code)
executive offices)

Registrant's telephone number, including area code: (302) 691-6189

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 12, 2008, Commodore Resources (Nevada), Inc., a wholly owned subsidiary of the Registrant (“Maker”), entered into a first amendment (the “Amendment”) to its amended and restated promissory note in the principal amount of $5,600,000 (the “Note”) originally issued to The John Buckman and Jan Hanford Trust (the “Trust”). Under the terms of the Amendment, all outstanding principal and accrued interest on the Note becomes due and payable on November 12, 2008. All other terms of the Note remain unchanged. The forgoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is incorporated as Exhibit 10.1 hereto.

The Note had previously been acquired from the Trust by LDN Stuyvie Partnership, the Registrant’s largest stockholder, at a ten percent discount for a total of $5.2 million. LDN Stuyvie Partnership is controlled by William T. Comfort, III, the chairman of the Registrant’s board of directors.

Item 9.01		Financial Statements and Exhibits.

	(c)	Exhibits.

10.1	First Amendment to Amended and Restated Promissory Note (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 14, 2008)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYRI, INC.

By: /s/ Luis Rivera
Name:	Luis Rivera
Title:	Chief Executive Officer

Date: February 15, 2008